EXHIBIT d (ii)
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                             FORM OF AMENDMENT NO. 2

                              AMENDED AND RESTATED

                        INVESTMENT SUBADVISORY AGREEMENT

     AMENDMENT NO. 2 made as of the 1st day of January 2006 to the Amended and Restated Investment Subadvisory Agreement made as of the 1st day of November 2002, and amended and restated as of the 1st day of June 2003, and amended the 1st day of August 2004, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in Boston, Massachusetts
(MFS),  with  respect to  services  provided  to series of USAA Life  Investment
Trust.

     IMCO and MFS agree to modify and amend the Amended and Restated Investment Subadvisory Agreement described above (Agreement) as follows:

1. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to MFS with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

2. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, IMCO AND MFS have caused this Amendment No.2 to be executed as of the date first set forth above.

Attest:                                 USAA INVESTMENT MANAGEMENT COMPANY


By:    /S/ MARK S. HOWARD               By:    /S/ CHRISTOPHER W. CLAUS
Name:  Mark S. Howard                   Name:  Christopher W. Claus
Title: Secretary                        Title: President


                                        USAA INVESTMENT MANAGEMENT COMPANY

                                        By:    /S/ STEPHEN W. TOWNSEND
                                        Name:  Stephen W. Townsend
                                        Title: Authorized Signatory




Attest:                                 MASSACHUSETTS FINANCIAL SERVICES COMPANY


By:    /S/ MEGAN C. JOHNSON             By:    /S/ ROBERT J. MANNING
Name:  Megan C. Johnson                 Name:  Robert J. Manning
Title: Counsel                          Title: President and Chief Executive
                                               Officer


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                                         SCHEDULE B

                                            FEES

                                        Rate per annum of
                                        the aggregate
                                        average daily net
                                        assets of the Fund
                                        Accounts plus the
                                        average daily net
                                        assets managed by
                                        MFS in the USAA
                                        Cornerstone
                                        Strategy Fund
                                        (International
                                        Stocks), the USAA
                                        International Fund,
                                        and the
             FUND ACCOUNTS              USAA World Growth Fund
                                        ----------------------------


USAA Life World Growth Fund             0.29%*






--------------------------
* MFS agrees that it will not seek to increase this fee rate during the four-year period ending December 31, 2009 (the Four-Year Lock). This Four-Year Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

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                                 EXHIBIT d(iv)

                              AMENDED AND RESTATED

                        INVESTMENT SUBADVISORY AGREEMENT

         AMENDMENT NO. 1 made as of the 1st day of January 2006 to the Amended and Restated Investment Subadvisory Agreement made as of the 1st day of November 2002, and amended and restated as of the 1st day of June 2003, between USAA
INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and MARSICO CAPITAL MANAGEMENT, LLC, a limited liability company organized under the laws of the State of Delaware and having its principal place of business in Denver, Colorado (Marsico), with respect to services provided to series of USAA Life Investment Trust.

         IMCO and Marsico agree to modify and amend the Amended and Restated Investment Subadvisory Agreement described above (Agreement) as follows:

         1. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Marsico with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

         2. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, IMCO AND Marsico have caused this Amendment No. 1 to be executed as of the date first set forth above.

Attest:                                   USAA INVESTMENT MANAGEMENT COMPANY


By:    /S/ MARK S. HOWARD                 By:    /S/ CHRISTOPHER W. CLAUS
Name:  Mark S. Howard                     Name:  Christopher W. Claus
Title: Secretary                          Title: President



                                          USAA INVESTMENT MANAGEMENT COMPANY


                                          By:    /S/ STEPHEN W. TOWNSEND
                                          Name:  Stephen W. Townsend
                                          Title: Authorized Signatory


Attest:                                   MARSICO CAPITAL MANAGEMENT, LLC


By:   /S/ THOMAS M.J. KERWIN              By:     /S/CHRISTOPHER J. MARISCO
Name:  Thomas M. J. Kerwin                Name:  Christopher J. Marisco
Title: General Counsel                    Title: President


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                                   SCHEDULE B

                                      FEES

                                               Rate per annum of the average
         FUND ACCOUNT                          daily net assets of the Fund
                                               Account
                                               ---------------------------------


USAA Life Aggressive Growth Fund               0.35%*




* Marsico agrees that it will not seek to increase this fee rate during the four-year period ending December 31, 2009 (the Four-Year Lock). This Four-Year Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").